SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2007

DATAMEG CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-128060	133-134389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 South 1300 East, Suite 500 Salt Lake City, Utah		84106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 739-3945

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Event.

On July 25, 2007, Datameg Corporation announced the appointment of Winthrop Sargent as contracted Vice President of Finance. Sargent, currently divisional group head at Gagnon Capital Advisors, a Boston capital advisory firm, will oversee all Datameg's internal financial systems and reports.

Sargent is a product of Ithaca College and the International Marketing Institute. Before joining Gagnon Capital Advisors, he was a senior consultant at Accounting Management Solutions performing Interim CFO Services for a number of middle market companies. Earlier in his career, Mr. Sargent was a vice president and lending officer at Shawmut Bank and Bank of Boston.

A copy of the press release is attached as Exhibit 99.1 hereto.

About Datameg

Datameg Corporation (OTCBB: DTMG) is a holding company with subsidiaries in the technology industry. Datameg's wholly-owned subsidiaries Net Symphony and QoVox Corporation design, develop and offer network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice over Internet Protocol (VoIP). Computer Ctr.Com provides a wide range of technology solutions and is a strategic technology supplier to QoVox and Net Symphony. For more information on our subsidiaries, visit our web site at datameg.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Dated: August 6, 2007	By:	/s/ James Murphy
James Murphy, Chairman and Chief Executive Officer